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                                                                    EXHIBIT 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of chinadotcom corporation of our report dated October 4, 2003, except as to the subsequent event described in paragraph 2 of Note 7 and paragraph 2 of Note 19 which is as of October 15, 2003, relating to the financial statements of STG, IMI Global Holdings Ireland Limited and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 15, 2004